UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2026

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Address of principal executive offices
	Registrant’s telephone number, including area code	IRS Employer Identification No.

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Securities registered pursuant to Section 12(b) of the Act:
PACIFICORP	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 5, 2026, PacifiCorp completed the sale of $1,100,000,000 in aggregate principal amount of 7.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due August 15, 2056 (the “Notes”).

The Second Supplemental Indenture, dated as of February 5, 2026, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Notes, is attached as an exhibit under Item 9.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 3, 2026.

4.1	Second Supplemental Indenture, dated as of February 5, 2026, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 7.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (including the form of the Notes).

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP

Date: February 5, 2026	/s/ M. Ryan Weems
M. Ryan Weems
Senior Vice President, Chief Financial Officer and Treasurer

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